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                                                                    EXHIBIT 99.1
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RAINFOREST CAFE, INC.                       A Wild Place to Shop and Eat
720 South Fifth Street                      Hopkins, MN 55343


                                            For Further Information Contact:
                                            Rainforest Cafe, Minneapolis
                                            Connie Carrino
                                            Director of Corporate Communications
                                            612-945-5400

www.rainforestcafe.com
NASDAQ:  RAIN
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RAINFOREST CAFE RECEIVES CLASS ACTION COMPLAINT

(MINNEAPOLIS, MINNESOTA - MARCH 30, 2000) RAINFOREST CAFE, INC. (NASDAQ: RAIN) RAINFOREST CAFE, A WILD PLACE TO SHOP AND EAT(R), announced today that it has received a complaint in a class action lawsuit filed on March 27, 2000 in Minnesota District Court. The complaint was filed by the Heartland Group, Inc., a financial institution that purportedly owns shares of Rainforest's common stock, on behalf of itself and others similarly situated. The plaintiffs allege, among other things, that the Rainforest board of directors breached their fiduciary duties to shareholders in connection with their consideration of the planned merger with Landry's Seafood Restaurants, Inc. and the consideration of the merger involved conflicts of interest for the Rainforest board.

The company denies these allegations and intends to vigorously defend itself in this action.

Rainforest Cafe, Inc. develops, owns, and operates combination restaurant/retail facilities offering a stimulating and entertaining rain forest theme, providing visitors with "A Wild Place to Shop and Eat(R)." There are currently 38 Rainforest Cafe(R) units open including 28 domestic locations and 10 international units. Rainforest Cafe, Inc. common shares are traded on the NASDAQ national Market under the symbol RAIN.

This news release (as well as information included in oral statements or other written statements made or to be made by the Company) may contain forward-looking statements, such as statements relating to future expansion, that involve risks and uncertainties relating to future events. Actual events or the Company's result may differ materially from the results discussed in the forward-looking statements. The Company does not expect to update forward-looking statements continually as conditions change. These risks and uncertainties include, but are not limited to, those relating to the merger with Landry's Seafood Restaurants, Inc., the results of shareholder litigation, competition, fluctuations and changes in consumer preferences and attitudes, intellectual property protection, development and construction activities. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended January 2, 2000.


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